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                                                                       Exhibit B

                           GUARANTY OF HOMEGOLD, INC.
                             AND SECURITY AGREEMENT

         This Guaranty & Security Agreement (the "Guaranty") is entered into to be effective as of December 31, 2000, by and between HomeGold, Inc., a South Carolina corporation ("HGI"), and Carolina Investors, Inc., a South Carolina corporation ("CII"), in connection with that certain Assumption of Debt and Contribution to Capital Agreement (the "Agreement") effective as of even date herewith by and between HomeGold Financial, Inc., a South Carolina corporation ("HFI"), HGI, and CII as a condition of CII's entry into the Agreement.

         HGI hereby irrevocably, fully and unconditionally, guarantees to CII, its successors and permitted assigns the full and prompt performance by HFI of all of its obligations under, and the full and prompt payment by HFI of all amounts owed by it under, that certain Revolving Promissory Note dated December 31, 2000 with HFI as borrower and CII as lender (the "Revolving Promissory Note"). This Guaranty is a continuing guaranty and shall remain in full force and effect as long as the Revolving Promissory Note remains outstanding.

         In order to secure the payment and performance in full of the obligations of HGI to CII under the terms of this Guaranty, HGI hereby grants to CII a security interest in and to (i) all equipment of HGI currently located in the State of South Carolina as of the date hereof, wherever hereafter located, and all equipment hereafter acquired by HGI in the State of South Carolina, whether located elsewhere after such acquisition, (ii) all notes receivable of HGI other than notes receivable now or hereinafter securing any other debts of HGI or subject to any loan purchase facility of HGI and (iii) any and all proceeds from any and all of the foregoing collateral (including without limitation, all payments under insurance, or any indemnity, warranty, guaranty or insured closing letter, payable by reason of the loss or damage to or otherwise with respect to any of the foregoing).

         The obligations of HGI under this Guaranty are independent of the obligations under the Revolving Promissory Note and any other related documents, and a separate action or actions may be brought and prosecuted against HGI to enforce HGI's obligations under this Guaranty, irrespective of whether any action is brought against HFI or whether HFI is joined in any such action.

         HGI hereby waives, to the extent permitted by applicable law, (i) the benefits of promptness, diligence, presentment or demand of payment; (ii) notice of acceptance and notice of the incurrence of any liability by HFI; (iii) notice of any actions taken by HFI under the Revolving Promissory Note or any other related agreement or instrument; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the covenants, agreements, or liabilities of HGI hereunder, the omission of or delay in which, but for the provisions of this paragraph, might constitute grounds for relieving HGI of its obligations hereunder; (v) any right to compel or direct CII to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source; and (vi) any requirement that CII protect, secure, perfect or insure any security interest or lien or any property

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subject thereto or exhaust any right or take any action against the HFI or any other Person or any collateral.

         HGI hereby irrevocably waives and agrees it will not exercise any and all rights which it has or may have at any time or from time to time (whether arising directly or indirectly by operation of law or contract) to assert any claim against HFI on account of any payments made under the Revolving Promissory Note, this Guaranty or otherwise, including, without limitation, any and all existing and future rights of subrogation, reimbursement, exoneration, contribution and/or indemnity to the extent that the exercise of such rights would limit or impair the full performance of any and all obligations of HFI to CII under the Revolving Promissory Note or of HGI to CII under this Guaranty. If any amount shall be paid to HGI on account of such subrogation rights at any time when any obligation or liability owed to CII shall not have been paid in full, such amount shall be held in trust for the benefit of CII, shall be segregated from the other funds of HGI and shall forthwith be paid over to CII to be applied in whole or in part by CII against the liability owed to it, whether matured or unmatured, and all such other expenses in accordance with the terms of the Revolving Promissory Note.

         All costs and expenses (including reasonable attorneys fees which attorneys fees shall be based upon the usual and customary hourly rates of CII's counsel and not based upon a percentage of the amounts owing under this Guaranty) incurred by CII in exercising any right, power or remedy conferred by this Guaranty or in the enforcement thereof, shall become part of the obligations of HGI secured hereunder and shall be paid by HGI to CII or repaid from the proceeds of the sale of the collateral hereunder.

         CII shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by CII, and then only to the extent therein set forth. A waiver by CII of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which CII would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of CII, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         This Guaranty shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of South Carolina applicable to contracts made and to be performed therein without consideration as to choice of law.

                                     * * * *

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          IN WITNESS WHEREOF, each of the parties hereto has caused this
Guaranty to be executed on its behalf by its duly authorized officer as of the date first set forth above.


HOMEGOLD, INC.                              CAROLINA INVESTORS, INC.

By:                                         By:
    -------------------------------             ------------------------------

Name:                                       Name:
      -----------------------------               ----------------------------

Title:                                      Title:
       ----------------------------                ---------------------------

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